®
PG&E

Corporation
Investor Meetings
November 30, 2010 - December 1, 2010
Kent Harvey
Chief Financial Officer, PG&E Corporation
Exhibit 99

Cautionary Language Regarding
Forward-Looking Statements
This presentation contains forward-looking statements regarding the anticipated outcome and timing of various regulatory proceedings involving Pacific Gas and Electric Company (“Utility”), estimated losses and future insurance recoveries associated with the natural gas explosion and fire that occurred in a residential area of San Bruno, California on September 9, 2010 (“San Bruno Accident”),
and forecasts of equity and debt financing for 2011. These statements are based on various assumptions and management’s current knowledge of relevant facts. Actual results could differ materially based on various factors, including:
 – the outcome of pending and future regulatory or legislative proceedings or investigations, including the investigations by the National Transportation Safety Board (“NTSB”) and the California Public Utilities
 Commission (“CPUC”) into the cause of the San Bruno Accident and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory, the CPUC’s investigation into the natural gas explosion and fire that occurred on December 24, 2008 in a residential home in Rancho Cordova,
 California, and whether the Utility is required to pay penalties, fines, or incur costs to comply with regulatory or legislative mandates that it is unable to recover through rates or insurance;
 – the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, including those arising from the San Bruno Accident, that are not recoverable through insurance, rates, or from other third parties;
 – the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms; and
 – other factors and risks discussed in PG&E Corporation and the Utility’s 2009 Annual Report on Form 10-K and
 other reports filed with the Securities and Exchange Commission.

Regulatory Updates    Page 4
2011 Financing Needs    Page 9
San Bruno Update     Page 10
Appendix      Page 12
Table of Contents

2011 General Rate Case
Sets revenue requirements for Gas and Electric Distribution
and Electric Generation businesses for 2011 - 2013
No opposition to settlement between PG&E and nearly all
active parties, subject to CPUC approval
2011 Settlement revenue requirement: $6.0B

$ in millions
Settlement Revenue Requirement Increase	$395
Costs Moved to Separate Balancing Account Recovery	$113
Costs Subject to Recovery in Other Proceedings	$30
Costs Subject to Litigation in the GRC	$44
Subtotal Including Costs Subject to Litigation or Separate Recovery	$582
Average annual capital expenditures: $2.2 - $2.3B
Attrition revenues: $180M and $185M for 2012 and 2013
Final decision expected Q1 2011

2011 Gas Transmission and
Storage Rate Case
Sets revenue requirements, rates, terms and conditions for
PG&E’s Gas Transmission and Storage services for 2011 - 2014
PG&E and all but one of the active parties are seeking approval of a settlement agreement
Settlement revenue requirement: $514M for 2011
 $52M increase over 2010
 $174M average annual capital expenditures
Attrition revenues: $27M, $24M, and $17M for 2012, 2013 and 2014
 CPUC added a new phase to the case to address pipeline safety measures and emergency response procedures to ensure the
 safety and reliability of the GT&S system
    Final decision expected by Q1 2011
     New safety phase timing is TBD

Request to acquire, own, and operate the 189 - 246MW
Manzana wind project in the Tehachapi region of Southern
California
Request: $900M capital at 246MW capacity
Manzana Wind Project would be designed, developed, and
constructed by Iberdrola Renewables, Inc.
 • PG&E proposes to make progress payments throughout
 construction and take full ownership at completion
 • Final size of the project would depend upon permitting
 requirements, land rights acquisition and turbine supply
Awaiting proposed decision
Manzana Wind Project

Sets revenue requirements for PG&E’s Electric Transmission
business in 2011
 Revenue Requirement Request: $1.026B
 Capital Expenditures: $810M
If approved, revenues would provide for additional transmission capacity and increased maintenance and replacement work on
substations to improve overall reliability of our system

TO13 final decision expected by Q3 2011
FERC TO13 Filing
 Request  Settlement
TO 10 $760.5M  $718M
TO 11 $845.0M  $776M
TO 12 $946.0M  $875M - Approved on 7/27/10

PG&E received incentive payments in 2008 & 2009 totaling
$75 million (pre-tax) for savings achieved in the 2006-2008
program cycle
Three proposed decisions have been issued for the final
incentive payment for 2006-2008 program savings
 ALJ Pulsifer Proposed Decision (PD) - $0 million award
 Commissioner Peevey Alternate PD - $29 million award
 Commissioner Bohn Alternate PD - $40 million award
Final decision expected by end of 2010
Energy Efficiency Incentives

Capital Structure: 52% Equity and 48% Debt
Internal Equity Sources
401(k) and DRIP Programs
~$200 million each year
External Equity
Equity Dribble Program initiated November 2010
Up to $400 million through 2011
2011 Utility Debt Financing
Forecasted need in excess of $1 billion
 (including debt maturities of $500 million)
2011 Financing Needs

San Bruno Update
NTSB released preliminary report in October
Final report expected in about a year, with possible interim reports
Completed aerial resurvey of all 6,700 miles
of transmission mains
A full on-the-ground leak survey will be completed by year end
Proposed Pipeline 2020 initiative
Explore industry modernization, improve pipeline management
practices, and enhance coordination with public agencies
Complying with CPUC requests for information
Gas leak calls, possible valve automation,
actual vs. authorized spending

San Bruno Financial Impact
Range of Estimates:
$220 - $400 million for third-party claims
$100 - $150 million for direct costs
Pre-tax charge to GAAP income in Q3 2010 of
$238 million includes $220 million accrual
for third-party claims

Expect insurance will
cover most third-party claims

®
Appendix

Regulatory Case	Docket #	Expected Decision Date
Transmission Owner ("TO") 13 Rate Case	ER.10-2026-000	Final decision is requested in Q3 2011
Long Term Procurement Plan (LTPP)	R.10-05-006	Final decisions for Track I, II and III expected in 2011 or as appropriate
Nuclear Relicensing	A.10-01-022	Final decision is expected in Q2 2011
2011 General Rate Case ("GRC")	A.09-12-020	Final decision is expected in Q1 2011
Manzana Wind Project	A.09-12-002	Awaiting proposed decision
Request for New Generation Offers and Potential New Utility-Owned Generation	A.09-09-021 D.10-07-045	Final decision approving three contracts and denying the Oakley Generating Station - received on July 29, 2010
Gas Transmission & Storage Rate Case	A.09-09-013	Final decision is expected by Q1 2011
Energy Efficiency Order Instituting Rulemaking Post-2005	R.09-01-019 D.09-12-045	Final decision is requested in Q4 2010
SmartGrid OIR	R.08-12-009 D.10-06-047	Decision received on June 24, 2010 requiring the submission of SmartGrid deployment plans by July 2011; timing of subsequent rulemaking proceedings in 2010 and 2011 TBD
Order Instituting Investigation regarding the December 24, 2008 Accident in Rancho Cordova, California.	I.10-11-013	Schedule not yet adopted

PG&E®

Key Regulatory Proceedings